Exhibit 99.2


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   Thomson StreetEvents(SM)

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   Conference Call Transcript

   SHOO - Q3 2004 Steven Madden Earnings Conference Call

   Event Date/Time: Oct. 26. 2004 / 10:00AM ET
   Event Duration: N/A




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SHOO - Q3 2004 Steven Madden Earnings Conference Call
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CORPORATE PARTICIPANTS

 Cara O'Brien
 Financial Dynamics - IR

 Jamie Karson
 Steven Madden - CEO & Vice Chairman

 Richard Olicker
 Steven Madden - President & COO

 Arvind Dharia
 Steven Madden - CFO



CONFERENCE CALL PARTICIPANTS

 Scott Krasik
 C.L. King - Analyst

 Jeff Van Sinderen
 B. Riley & Co. - Analyst

 Sam Pozer
 Mosaic Research - Analyst

 Chris Sesnia
 Susquehanna - Analyst

 Rob Medday
 Royal Capital - Analyst

 Adam Comora
 EnTrust Capital - Analyst




PRESENTATION

--------------------------------------------------------------------------------
Operator


Good morning, ladies and gentlemen, and welcome to the Steven Madden Ltd. conference call, sponsored by Financial Dynamics. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will follow at that time. Any reproduction of this call in whole or in part is not permitted without prior express written authorization of the Company. And as a reminder, ladies and gentlemen, this conference is being recorded. I would now like to introduce your host for today's conference, Ms. Cara O'Brien of Financial Dynamics.


--------------------------------------------------------------------------------
Cara O'Brien  - Financial Dynamics - IR


Thank you, operator. Good morning, everyone, and thank you for joining this discussion of Steven Madden Ltd. third-quarter results. By now, you should have received a copy of the press release, but if you have not, please call our offices at 212-850-5776 and we will send one out to you immediately.

Before we begin, I would like to remind you that statements in this conference call that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different with the historical results or from any future results expressed or implied by such forward-looking statements.

The statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the SEC. Also, please refer to the earnings release for more information on risk factors that could cause actual results to differ. Finally, please note that any forward-looking statements used in this call should not be relied upon as current after today's date. I would now like to turn the call over to Jamie Karson, Chief Executive Officer of Steven Madden Ltd.


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Jamie Karson  - Steven Madden - CEO & Vice Chairman


Thanks, Cara. Good morning and thank you for joining us to review Steven Madden Ltd.'s results for the third quarter, ended September 30, 2004. With me to discuss the business are Richard Olicker, our President our Chief Operating Officer, and Arvind Dharia, our Chief Financial Officer.


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SHOO - Q3 2004 Steven Madden Earnings Conference Call
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While the third quarter of 2004 proved to be a challenging period for our
Company, we nevertheless experienced pockets of strength in the business and continued to execute some of our long-term initiatives, such as aggressive store expansion and international growth.

Looking first to the challenges, weaker-than-expected consumer demand, abnormal weather conditions, and a demanding markdown environment impacted our third-quarter performance. More specifically at wholesale, soft sales in l.e.i. coupled with sustained high markdown levels caused a greater-than-planned impact on our overall margins.

At the same time, we are pleased with certain areas of our business. First, our retail division continues to generate solid revenues and boasts strong store productivity, with sales of $635 per square foot. During the quarter, we expanded this profitable division of our business. In line with our strategy of selecting A-level locations that will maintain our industry-leading productivity, we opened seven new stores in the quarter. We are excited about the prospects of these new stores and look forward to further expanding our very productive and profitable retail store base.

Second, we remain committed to employing our cash effectively and opportunistically. We repurchased approximately 198,000 shares of common stock at an average price of $18.43 during the quarter. Over the course of the last two quarters, we have bought back a total of 283,200 shares, reflecting both our continued confidence in the Company's long-term prospects and our total commitment to enhance shareholder value.

Third, we opened new in-store concept shops and extended our international presence, both of which I will elaborate on a bit later. Finally, we are financially secure thanks to the state of our balance sheet. At the end of the quarter, we held approximately 69 million in cash, cash equivalents, and investment securities, no long- or short-term debt, and total stockholders' equity of over 166 million. With this solid foundation, we look forward to exploring and implementing initiatives to grow the business over the long-term.

Now I'd like to turn the call over to Richard, who will discuss the business in more detail.


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Thanks, Jamie. Good morning, everyone. Let me begin with an overview of our financial performance. Total sales were $88.6 million versus 88.7 million in the third quarter of '03. I will take you through the divisional results in a moment, but in summary, flat sales resulted from lower-than-planned sales from l.e.i., as well as the challenges of a late-breaking back-to-school selling season, particularly in the Northeast, and in retail, the negative impact of the hurricanes in the Southeast.

Net income was 3.7 million versus 7.1 million in the same period last year. Earnings per share was 26 cents on 14,220,000 weighted average diluted shares outstanding versus 50 cents per share on 14,267,000 shares in the same period of 2003.

Gross margin was 35.5 percent versus 40.1 percent last year. The Company's overall margins were negatively impacted by an increase in cost of goods sold due to pricing pressure from both wholesale customers and suppliers. Additionally, the l.e.i. division in particular continued to face greater-than-expected pressure due to weak sales combined with a demanding markdown environment. The markdown and allowance increase over last year in l.e.i. alone was approximately $1 million. This increased dilution, together with pricing pressures' impact in cost of goods, led to an overall higher cost of goods as a percentage of net sales.

Our operating expenses were 30.8 percent of net sales in the quarter versus 29.4 percent in the year-ago period. It is noteworthy that part of the increase in operating expenses as a percentage of net sales was a result of increased salaries and occupancy expenses related to the higher costs associated with an increased store base, which Jamie has already mentioned and I will touch upon more specifically in a moment. Increased professional expenses and advertising expenses were also absorbed in the quarter.

Let me now review what happened in each division during the quarter. The Company's wholesale division is comprised of seven brands, Steve Madden Women's, Steve Madden Men's, l.e.i., Candie's, Stevies, Steven, and UNIONBAY. Wholesale revenues for the quarter were 64.8 million versus 65.6 million in the third quarter last year. Let's look at how the wholesale division performed individually.

Third-quarter revenues in our Steve Madden Women's brand increased 1 percent to
32.5 million versus 32.2 million last year. Disappointing early sell-throughs on boots and everything in fashion colors, such as purple, were offset by successes in the dress classification, with round-toe dress particularly strong, and embellishments, tweed, and jewel ornamentation also trending well. Flat casual and mocs were also good performers. Chocolate brown and deep naturals were the lead colors.

As was true last year, this back-to-school, the favored footwear category was athletic sneakers, both non-technical retro sports and technical varieties. Also, even out of season, EVA flip-flops continued their broad popularity at extremely low price points. While these types of footwear continue to attract consumers, the positive reception and high sell-throughs of our dress and other offerings have enabled us to hold share through product diversity.

Revenues for Steve Madden Men's were 7.3 million versus 8.2 million last year. This decline was planned in response to the reduction of the Fall '04 receipt
(ph) plan of our major customers and our need to assist our customers in clearing obsolete inventory. The new Men's management team is now fully


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SHOO - Q3 2004 Steven Madden Earnings Conference Call
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transitioned. The assortment mix is better balanced and the overall business tenor in young men's fashion casuals and sport casuals has improved. While we anticipate continuing challenges, as we have previously stated, we see improved prospects for our Men's business in the fourth quarter and next year.

Revenues for l.e.i. were 9.4 million versus 17.6 million last year. Although certainly not planned to this degree, the decline was partially anticipated, based on disappointing recent retail performance and in response to our largest customers reducing their casual junior footwear budget in favor of aggressively funding athletic footwear. Also, attempts to position l.e.i. as a sizable dress shoe resource met with stiff wholesale customer resistance.

These conditions were exacerbated by the need during the quarter to assist to our largest customers in the clearance of obsolete inventory, which resulted in extraordinarily high dilution levels and disappointing margins. In response to these l.e.i.-related issues, we are diligently working to improve profitability of l.e.i. and our other brands by reducing expenses across select divisions in the Company.

Marking its third quarter of shipping as a Steve Madden division, our Candie's division generated revenues of 5.4 million. Based on a successful spring season, Candie's was able to secure growth in the third quarter. Current successes included a round-toed dress casual pump that was delivered to limited distribution and a classic mule. We have reacted to slower-selling boots by being aggressive with markdowns to help drive sales and keep open to buy flowing. During the quarter, the Candie's brand expanded its presence in Filenes' and opened Foley's and Hecht's.

Revenues in our Stevies children's division increased 11 percent to 3.2 million from 2.9 million during the third quarter last year. Stevies' new management, sales and design teams are now fully transitioned. However, we plan for softer sales and gross margins going forward in Stevies based upon anticipated weakness in wholesale and consumer demand.

Net sales of our Steven shoes by Steve Madden division increased 56 percent to
6.8 million versus 4.4 million last year. Driven primarily by detailed dress shoe successes, in a little over a year Steven Shoes by Steve Madden have secured a leading position as a destination brand for sophisticated and knowledgeable fashion customers who appreciate great value. We are extremely pleased with the success of the Steven division as we look forward to more moderate but continued growth and profit contribution in the fourth quarter and next year.

Rounding out our wholesale revenues, UNIONBAY young men's, our license from the apparel company, contributed sales of $226,000 versus $300,000 last year. This represents a (indiscernible) order shift to a large, new mid-tier customer, and, contingent on successful retail sell-throughs, may lead to a more meaningful assortment going forward.

Moving on to our retail division, as of September 30, 2004, there were 90 stores in operation, including our Internet store. Retail sales in the quarter increased 3 percent to 23.8 million versus 23.1 million last year. Same-store sales were flat as a result of lackluster early boot selling for back-to-school, partially offset by robust increases in the sale of dress shoes over last year. Additionally, the back-to-school selling season had a late start, particularly in the Northeast, and we experienced the negative impact from the hurricanes in the Southeast. It is encouraging that store productivity still remains strong. Our stores generated an average of $635 per square foot for the twelve months ended September 30, 2004.

With respect to new store openings, we opened 7 stores in the third quarter -- Christiana in Wilmington, Delaware; Oak Park in Kansas City; Lakeside Center in Detroit; Northpoint in Atlanta; the St. Louis Galleria; Riverchase in Birmingham, Alabama; and South Park in Charlotte.

Moving to our other income line, the Company's commission and licensing fee income line was 1.7 million versus 2.2 million last year. For our private-label division, Adesso-Madden, revenues were 1.2 million versus 1.4 million last year, reflecting reduced budgets in the junior casual grid among mass market discount retailers this fall.

Licensing was 509,000 versus 774,000. This decrease was a result of the termination of our handbag license. We continue to review new license arrangements, but are proceeding on a methodical basis in pursuit of the strongest brand-building opportunities.

Turning quickly to marketing, the highlights during the third quarter included an extensive print campaign in consumer books and outdoor media for Steve Madden Women's, Steve Madden Men's, and Steven, and our sponsorship of MTV's video music awards, where we ran our commercial in our key retail markets. We also sponsored the Jo-Jo album release party and ran a great back-to-school promotion we called "roll up in style with Steve Madden," where customers entered to win a pimped out Steve Madden Scion Xb with a trunk full of shoes.

Also, in conjunction with the Big Apple Fest, we designed and planted our Steve Madden big apple in front of FIT in New York to give support to the city we reside in and to have a creative and charitable presence before thousands of college students every day.

These events were complemented by extensive fashion editorial coverage for our brand, as editors and producers in a wide variety of consumer magazines and television featured our back-to-school and fall product.


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SHOO - Q3 2004 Steven Madden Earnings Conference Call
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With respect to our overall financial condition, we have maintained a strong balance sheet. As of September 30, 2004, our cash, cash equivalents, and investment securities were 68.5 million. Inventories were at 30.4 million. Wholesale inventories were up 4.7 million, of which 2.2 million is Candie's inventory, which did not exist last year. The remaining 2.5 million is comprised of an additional 900,000 in Stevens in support of its growth trends and an additional 1.4 million in Steve Madden Women's.

Retail inventories were up by 2.7 million, of which approximately 1.3 million is in support of the seven new stores we opened this quarter. The remaining additional 1.4 million in retail inventory is in support of fourth-quarter sales plans. It is noteworthy, I think, that inventory receipts were somewhat accelerated into the third quarter to offset shipping delays in importing goods through the port of Long Beach in September. Our inventory turn was 7.6 times in the 12 months ending September 30, 2004.

Accounts Receivable was 48.6 million. Working capital was at 100.2 million. Total equity was 167 million. Diluted weighted average shares outstanding are
14.2 million, and cash per share is $5.25. Now let me turn back the call over to Jamie, who will provide some closing remarks before the Q&A.


--------------------------------------------------------------------------------
Jamie Karson  - Steven Madden - CEO & Vice Chairman


Thanks, Richard. As we look to the remainder of the year, we acknowledge that we are in the midst of challenging period, and given the visibility that we have today, we anticipate several factors will continue to affect our business.

First, we expect continued markdowns, as well as gross margin pressure, in both our wholesale and retail businesses. Second, given trends to date in the fourth quarter, we anticipate soft consumer demand for our l.e.i., Stevies, and UNIONBAY brands. Finally, we believe other income growth will moderate at least through the end of the year.

Taking all of this into account, we are updating our earnings outlook for the year. We continue to expect a total sales increase in 2004 of low single digits over 2003. However, based on the factors I just mentioned, we now anticipate full-year earnings to be between 86 to 88 cents per diluted share.

Looking at the remainder of the year and beyond 2004, we will continue to implement initiatives to drive top- and bottom-line improvement over the long run. First, as I mentioned in the beginning, we are pleased with the progress being made in our regional division and are fully executing our expansion strategy. As we have said in the past, we are proactively seeking top-tier locations and planning to accelerate the speed of our expansion.

Our Company-owned stores give us several important benefits. First, retail is a highly profitable portion of our business and it is an effective channel for building our brand. And it also provides as a great deal of control versus wholesale because it allows us to react and respond to customer demand much more quickly than at wholesale. To date, we have opened nine stores this year and are hopeful that we can add at least one more by year's end.

Second, we continue to selectively invest in our in-store concept shops. Positioned in top wholesale doors, these shops creatively display our products and increase brand awareness in key traffic areas. During the quarter, we opened two shops in A locations and renewed our shop at Harold Square, all with high traffic from our targeted demographic. In addition to building our brand, we expect this channel to contribute to improvements in our wholesale division overall.

Third, we shall diligently continue our efforts to find appropriate brand-building, licensing, and acquisition opportunities. We are working with various firms to help us determine suitable partners and the right course of action. We recognize the importance of leveraging our significant Steve Madden brand equity. At the same time, we cannot emphasize enough the importance of protecting the integrity of the brand. Accordingly, finding the right partner is the most important step for us, and in that regard, we will continue to explore opportunities to extend the brand into appropriate categories, such as apparel, handbags, watches, and fragrances.

In terms of potential acquisitions, as we have stated before, we will only consider opportunities that would complement our existing businesses and would be immediately accretive to the bottom line. As we have also stated before, we are extremely conservative in our approach and believe maximizing shareholder value to be a top priority.

Finally, our overall vision for the Company is to become a truly global, lifestyle-branded company. In order to achieve this, we are continually looking to enter new international markets. This quarter, we expanded our distribution into Australia, further widening the reach of our brand. Australia holds much promise for our Steve Madden brand, and we look forward to compelling results.

We continue to negotiate the potential of the United Kingdom, China, and Japan as areas to be added to our current distribution in Europe and Central America, and now most recently Australia. This international growth will further enhance our brand awareness and allow us to reach more customers globally.

In conclusion, while we are cautious as we look to the remainder of the year and beyond, we have complete faith in the effectiveness of our business model, the quality of our brand, and the flexibility we have given our balance sheet. Our ultimate objective has always been and continues to be long-term profitability and enhanced shareholder value, and we are determined to deliver that over the long-term. That said, thank you for your time and interest and now we will be happy to answer any questions you may have.


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SHOO - Q3 2004 Steven Madden Earnings Conference Call
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QUESTION AND ANSWER


--------------------------------------------------------------------------------
Operator


Thank you. (OPERATOR INSTRUCTIONS) Scott Krasik of C.L. King.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


Just trying to understand the new guidance that you have given. 86 to 88 cents, or whatever it was, it implies 2 to 4 cents in the fourth quarter. And just doing some rough math, it looks like retail in the fourth quarter of '03 contributed about 19 cents. So you have sort of broadly outlined that there is going to be gross margin pressure there. But it seems like there's going to be a big year-over-year decrease in the retail profitability as well, and I was wondering if you could give a little bit more color of what's going on there this year versus last year in the fourth quarter.


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


It's Richard. I think you have hit it as far as both wholesale and retail on a year-over-year basis from a projected decrease of about, on a projected basis, 270 basis points on the wholesale total and about 200 basis points at the retail level on the year. So we are looking at a roughly 200 basis point decrease in gross profit. That is really the key factor, along with some diminished expectations and anticipations on the year in our other income line, that have skewed us down.


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Scott Krasik  - C.L. King - Analyst


You had a -3 percent comp in your retail stores in the fourth quarter. What are you seeing then -- because you had great comps in the first half of this year. I understand there were some seasonality things going on in the third quarter, but what are you seeing that makes you so pessimistic for the fourth quarter comps?


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Richard Olicker  - Steven Madden - President & COO


It is not so much a sales issue as it is a gross margin issue. What we really see is the need to aggressively promote.


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Scott Krasik  - C.L. King - Analyst


Okay. And that's just retailing -- it's just consumer weakness? Because you have the right product, supposedly, right?


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SHOO - Q3 2004 Steven Madden Earnings Conference Call
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Richard Olicker  - Steven Madden - President & COO


Well, we have the right product, but we also have product that needs to be promoted in order to move.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


Okay. And then you gave some indication you are going to look to begin cutting some of the costs out of l.e.i. Is that something aggressively that is going to happen -- that can still happen this quarter? It is really an '05 situation, and you expect l.e.i. -- based on an existing sales base, the costs that you take out, will that make it more profitable than it is right now or do expect sales to continue to decline?


--------------------------------------------------------------------------------
Unidentified Company Representative


With respect to the first part of your question, Scott, we are aggressively looking at all of our businesses with a view towards cutting expenses, particularly in those divisions that are not doing as well as we had anticipated. The changes that we would make there, while those will occur in the fourth quarter, the effects of that we probably will not feel until '05.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


I guess then the second part is, will the sales base basically stay the same and then leverage the cost structure better? Is that your plan?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


I think it is fair to say that we see continued pressure from both the sales and gross margin standpoint, particularly in the l.e.i. division.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


Just lastly, do you have what the comps were, excluding your Florida stores, in the quarter?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


I have not taken the Florida stores out. I can say that had we segregated a group of 11 stores out as affected and had they reached plan, we would have had a 2 percent comp-store gain on the quarter.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


Okay, thanks very much.


--------------------------------------------------------------------------------
Operator


Jeff Van Sinderen of B. Riley & Co.


--------------------------------------------------------------------------------
Jeff Van Sinderen  - B. Riley & Co. - Analyst


I wonder if you could talk a little more in terms of your Q4 guidance what we should look for in terms of gross margin, SG&A, and then what kind of retail comps you have factored into that guidance?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


I'll take the last first. On the fourth quarter, our anticipated retail comps are in the low single digits. As from an SG&A standpoint, total operating expenses are comparable to last year on a percentage of sales basis, maybe slightly higher, but not dramatically higher. And from a gross margin standpoint, as I mentioned, that's where we see our sore spot in terms of a decrease in as much as over 350 basis points.


--------------------------------------------------------------------------------
Jeff Van Sinderen  - B. Riley & Co. - Analyst


Okay. And let me ask you in terms of the retail stores, obviously there was an impact from Florida and so forth in the quarter, but let me ask you this. As far as the merchandise margins go at your retail stores, are they trending below what they were last year significantly, or maybe you could just give us a sense of what the order of magnitude is in terms of merchandise margins at your retail stores.


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


I think part of what you're seeing is really two things. The consumer price parameter is being set by the broader marketplace, so there is a price above which a dress you can achieve at retail, and that price is not one that we as a brand are leaders in setting. So we are needing to fit our product and pricing strategy within a broader market environment. Together with that, we are on a sourcing basis needing to produce a much broader variety of product in different classifications that are relatively new to us and in which we are not a significantly large volume player yet. So we are having to pay the price of a smaller player without the leverage of scale and volume, at the same time as we are in the backyard of other dress players that are setting the retail expectation as far as price is concerned. The squeeze is what you're seeing in our retail margin presentation.


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SHOO - Q3 2004 Steven Madden Earnings Conference Call
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--------------------------------------------------------------------------------
Jeff Van Sinderen  - B. Riley & Co. - Analyst


Let me ask you, is it a situation where you have the right suppliers you feel, but you are just at low volumes and, therefore, you are not going to see the economies of scale? Or is it a situation where you might need to change out some of your suppliers?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Well, we think we have the right suppliers. We would like to have a little more lead time and flexibility that would afford us the freedom to source in lower wage rate countries, but the trade-off there is longer lead times. And the consumer is in a trend right now of being on and off things very quickly, so we are feeling as though in the short-term visibility, this kind of trend is going to continue and the margin pressures and the sourcing pressures in terms of needing to go to faster countries at higher price points is something that is going to be with us for the short-term foreseeable future.


--------------------------------------------------------------------------------
Jeff Van Sinderen  - B. Riley & Co. - Analyst


Fair enough. Then let me ask you this, in terms of product I know you have some areas of strength and some areas of weakness, but I guess in the areas of weakness do you feel that you still need to make significant changes to the product, or do you feel like -- I mean, I'm sure you are always trying to improve product, but do you think that is a significant part of it or do you think it is more you really are more subject to what's happening in the marketplace than anything else?


--------------------------------------------------------------------------------
Jamie Karson  - Steven Madden - CEO & Vice Chairman


No, I'm glad you asked the question, Jeff, because I want to clarify the perception out there about the rightness of the product. There is a lot of excellent and good and healthy selling product in the Steve Madden Women's brand, in particular. We should really try to segregate ourselves by division when we talk about the hits and misses. There are a lot of hits in Steve Madden Women's. Those hits are not completely absorbing the sizable inventories that were booked early and front-loaded as a basis for a business which was planned to not only sustain you but provide a reorder business. But nevertheless, there is a broad assortment and a wide variety in different categories of shoes, including flats and round toes, and dress shoes that are round toes and different heel heights and embellished types of footwear product, as well as fabrications, that are working and are leading juniors in Steve Madden Women's. So there is a lot of good things to talk about and to be proud of, frankly, in our retail performance as far as product assortment is concerned, particularly in Steve Madden Women's.

However, in l.e.i. the efforts to convert and to reemerge, if you will, as other than a junior casual resource was met with great resistance. And we saw the resistance appear in a dramatically lower sales line, and also at the same time as we were needing to assist in the liquidation of obsolete inventory of our wholesale customers, and that was the perfect storm working against us; higher markdowns at the same time as we were seeing lower current sales. And that is not so much they had the wrong shoes, I don't think, as it was the wholesale customer and the retail consumer was reluctant to accept l.e.i. as other than a casual resource. We are after all on the coattails of a jeans brand, and I think that that is really reflected in the numbers and the reality of the business.

But I don't want to give the perception out there that overall as a company, we have lost our way from a product standpoint. In fact, if you do some checks out there, I think you'll find that among our largest customers in Steve Madden Women's Wholesale, we are performing extremely well.


--------------------------------------------------------------------------------
Jeff Van Sinderen  - B. Riley & Co. - Analyst


Okay, that is good to hear. Let me ask you this; just based on the resistance that you're meeting with l.e.i., how do you address that? Do you come to a situation or I guess when do you come to a situation when you say, gee, l.e.i. is just -- we're not generating the level of profitability that we want or is there a way for you to address that resistance? I suppose you could do more marketing, more advertising, but if the customer's just not going to take that product, what do you do?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Well, I think you need to, and we are at the point now of having to bring your operating expenses in line with what your sales projections and gross margin generation are planned and anticipated to be. And we are in that process right now.


--------------------------------------------------------------------------------
Jeff Van Sinderen  - B. Riley & Co. - Analyst


Okay, so there is an opportunity for you to reduce expenses associated with l.e.i. to a level were you can still generate reasonable profitability?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


I believe so, yes.


--------------------------------------------------------------------------------
Jeff Van Sinderen  - B. Riley & Co. - Analyst


Okay, good. I think I can get my other questions off-line with you. Thank you.


--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
SHOO - Q3 2004 Steven Madden Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Operator


Sam Pozer (ph) of Mosaic Research.


--------------------------------------------------------------------------------
Sam Pozer  - Mosaic Research - Analyst


Richard, can you walk through the inventory one more time?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Yes, wholesale inventory, the total variance was 4.7 million.


--------------------------------------------------------------------------------
Sam Pozer  - Mosaic Research - Analyst


What was the total total inventory?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Total total, 30.4 million. So the total variance 7.4 million over LY. The breakdown is an increase of 4.7 in wholesale and 2.7 at retail. Of the 4.7 in wholesale, 2.2 is Candie's and 900,000 is Steven Shoes by Steve Madden, and 1.4 is Steve Madden Women's, much of which is boots. In the retail side, the variance, as I said is 2.7 million, of which 1.3 million by projection is in the 7 new stores, and the remainder of 1.4 million or roughly 11 percent over last year is half, I would say, or two-thirds supporting the fourth-quarter business plan, and the other third taking in receipts somewhat earlier than we otherwise would have based on Port of Long Beach delays.


--------------------------------------------------------------------------------
Sam Pozer  - Mosaic Research - Analyst


Great. Richard, how do you see the -- how do you prevent yourself from getting -- it sounds like you got too deep in some of the product that you thought would work better than they did. How are you working with the retailers better to avoid that going forward, if I'm correct in that assumption?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Well, it's really more of the same. The truth is that the later shoes, the shoes we're delivering in season, is working. And the answer to your question is hold open to buy. Of course, those are the shoes where we have the greatest margin pressure, so it is a little bit of a trick box. The performance is coming from the shoes that are being delivered very close into season; it is not in season. But at the same time, we are wanting to achieve higher gross margins on, let's call it, front-loaded or longer lead-time product ahead of the season. So the problem is in an environment where the consumer is shifting focus very, very quickly -- I will use pumps as an example.

Dress as an overall category is still trending very well for us, but not trending well pointy, trending much better round. So if you delivered a lot of pointy toe basic pumps, you needed to get into round toe pumps quickly in order to keep your trend. So the dependence on pointy would have been, I think, okay but not really generating a reorder business unless you were able very quickly to get into round and embellished quickly, which costs money because you had no great lead time to do it. So you're doing it in higher wage rate countries and you're flying shoes.

But I think the answer to your question is -- the short of it -- more of the same. What we are good at, what we are being used for is speed to market, and if there is open-to-buy dollars left available for in-season, the destination for those dollars is still Steve Madden.


--------------------------------------------------------------------------------
Sam Pozer  - Mosaic Research - Analyst


Great. Just one last housekeeping on the Stevies business. Could you just say the dollars for that one more time as well? The Stevies business, I just missed that number.


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Oh, the Stevies sales number? 3.2 versus 2.9 LY, an 11 percent gain.


--------------------------------------------------------------------------------
Sam Pozer  - Mosaic Research - Analyst


All right, great. Thanks, Richard.


--------------------------------------------------------------------------------
Operator


Chris Sesnia (ph) of Susquehanna.


--------------------------------------------------------------------------------
Chris Sesnia  - Susquehanna - Analyst


Good morning. A couple of quick questions, just kind of riding on the coattails of that last question. Can you maybe just talk a little bit about why the conservative nature regarding Stevies as you head into Q4 and for next year, given at least solid growth that you saw during the third quarter? What are you seeing in the pipeline and what are you doing to address the changes?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


In the children's Stevies business?


--------------------------------------------------------------------------------
Chris Sesnia  - Susquehanna - Analyst


Correct.


--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
SHOO - Q3 2004 Steven Madden Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Really the issue there is getting their inventories in line with their sales plan, and while I see some brightened prospects next year, I think the children's business overall is a very difficult one to predict from an inventory acquisition standpoint. And we saw some good early acceptance of the product from wholesale customers, and probably bought overzealously and need to address the sale of that inventory over the course of the fourth and get ourselves cleaned up going forward into '05.


--------------------------------------------------------------------------------
Chris Sesnia  - Susquehanna - Analyst


Do you think most of it will be cleaned up as you head into Q1 of next year?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Absolutely.


--------------------------------------------------------------------------------
Chris Sesnia  - Susquehanna - Analyst


Okay. And then I guess looking at your other brands outside of Stevies and outside of l.e.i., what has been the response thus far for some of your early spring product that retailers have had a chance to look at and might have been placing some forward orders with? What has been the general response?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Well, in the flagship Madden Women's brand in particular, the response has been very good. We don't speak about futures or backorder because we've never really put terrific credence in it, but the response there where our brand equity lives has been strong. I would say the response in Steven, also strong. The response in Men's, strong. That is really the best way to answer your question.


--------------------------------------------------------------------------------
Chris Sesnia  - Susquehanna - Analyst


Okay, and then I guess looking at on the retail side of your business, you're talking pretty opportunistically about what you can do from a retail standpoint at your own stores. And I was just wondering maybe you can take a stab at as you look at next year in terms of the opportunity for store expansion, have you ever thrown out a number in terms of what you might be looking at? Also, maybe you can just touch quickly on the shop-in-shop concepts, how many you have right now and what you might look to do for next year?


--------------------------------------------------------------------------------
Jamie Karson  - Steven Madden - CEO & Vice Chairman


We are finalizing our plans now with respect to the number of stores that will open in 2005. A lot of it works out to be done in the back half of the year, so I don't have a number for you today, but we are working on that. I'm sorry, what was the second?


--------------------------------------------------------------------------------
Chris Sesnia  - Susquehanna - Analyst


The second question just on the shop-in-shops, just how many you have right on and what is the outlook for next year?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Chris, the answer to your question as far as the go-forward is a negotiation you need to have with retailers. It is not the same as retail where we just go in and we find a location and we negotiate a lease. It is really a negotiation that involves a lot of things, particularly location, the size of the real estate footage, and most notably in our case multiple brands. So we are not going in with the Steve Madden Women's only. We are going in with the Steve Madden Women's, a Steven, and a men's strategy. And when you go in multidivision like that, you need a corporate sort of approval because you are coming in with a strategy that says that the corporation is looking for concept shop space, not a brand within only one department, and that is a sensitive negotiation, but I think it is an important one that we approach with multidivisions in mind so that we attain the greatest amount of real estate we possibly can. The answer is that we want to move as quickly as we can, but only in the highest traffic locations. We are really focusing on the 80/20 rule, and if we really are doing 80 percent of the business and 20 percent of the doors, if we really focus on the 10 percent or even 5 percent of the doors where we want concept shops, that is where we are negotiating.


--------------------------------------------------------------------------------
Chris Sesnia  - Susquehanna - Analyst


I see, okay, I got you. Lastly, I wonder if you could just break out possibly gross margin by channel, wholesale versus your retail distribution channel?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Gross margin by channel?


--------------------------------------------------------------------------------
Chris Sesnia  - Susquehanna - Analyst


Yes, if you have that.


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Yes, in wholesale for the third quarter was 29.6 percent at wholesale versus
35.6 last year. In the retail channel 51.5 percent versus 53.1 last year, for a total gross profit 35.5 percent versus 40.1.


--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
SHOO - Q3 2004 Steven Madden Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Chris Sesnia  - Susquehanna - Analyst


Okay, thank you very much.


--------------------------------------------------------------------------------
Operator


Rob Medday (ph) of Royal Capital.


--------------------------------------------------------------------------------
Rob Medday  - Royal Capital - Analyst


Just a couple of quick questions, but first question is more conceptual. You had mentioned that your strength is getting the right product out quickly because of your distribution arrangements with your manufacturers, and it's a little bit of a higher cost model. I agree with you; we kind of like that. But it seems like you are not getting the margin for that expertise in this environment. Is that just the environment has gotten a little bit more rougher lately where you can't command the higher price for getting the exact right product? And when or how or why will that change?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


The answer is yes. Let's first take it from the retailer's perspective. Their margin expectations don't diminish because we are flying shoes and delivering things in season that we only found out about a couple of weeks ago. They are looking at it and saying I have a cost and I have a margin expectation. They are not rewarding us for speed to market cost and expense issues that we incur.

Secondly, it is a different environment in terms of category successes. In 2 or 3 years ago, I would say, Steve Madden was the leader in the casual category and was the leading price setter in terms of high, and that together with the ability to command high retails in casual footwear in those years and front-loading goods or longer lead-time capabilities in those years gave us healthier gross margins going in. Today it is a much more diverse and eclectic category assortment that is successful and generally not in the casual space, although the trend -- the pendulum is swinging a little bit back towards casuals. I would say that when you are moving into somebody else's backyard that is setting the retail price points that you have to play in, when you are not the big player and you are not the strongest volume player from a pricing and a sourcing standpoint, as I said earlier you fall into the squeeze. But in our model, the squeeze is not going to make us change our model. What we represent to our customers and to our consumer base is value, fashion- right product now. Particularly in our stores, it is about finding something new, fresh, and right every 2 weeks. And if we default that in favor of margin -- whether it's a casual shoe or a dress shoe or a flat or a sandal, it is having it when it is right. And if we were to default that, we would start playing around with the true equity in our brand, and we're not about to do that.


--------------------------------------------------------------------------------
Rob Medday  - Royal Capital - Analyst


Got you. Some financial questions. I think you might have said some of this, but I might have missed it. What was the cash flow from operations and the CapEx for the quarter? Also, what is your exact shares outstanding after the buyback, not the weighted average?


--------------------------------------------------------------------------------
Arvind Dharia  - Steven Madden - CFO


Cash flow (indiscernible) $5.25, and CapEx for year-end going to be 8 million compared to last year's 6.1 million.


--------------------------------------------------------------------------------
Rob Medday  - Royal Capital - Analyst


No, I asked what cash flow from operations was for the quarter, not cash per share. And then also just the shares outstanding, actual shares.


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Rob, Arvind is pulling that together.


--------------------------------------------------------------------------------
Rob Medday  - Royal Capital - Analyst


No problem, just whatever.


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


What we'd like to do is give you the answer as he's looking and take another question.


--------------------------------------------------------------------------------
Rob Medday  - Royal Capital - Analyst


That's fine, thank you very much.


--------------------------------------------------------------------------------
Operator


(OPERATOR INSTRUCTIONS) Scott Krasik, C.L. King.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


Just looking at the potential costs you can take out of the expense structure, l.e.i., UNIONBAY, a couple of the other brands, is it somewhere -- and obviously, I don't need an exact number, but is it on the order of magnitude of, let's say, 2 to 4 million or 8 to 10 million, something like that? Have you looked at what it possibly can be?


--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
SHOO - Q3 2004 Steven Madden Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


We have looked at what it possibly can be, but we don't want to go into the depth of what that number is on this call.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


And you don't want to say if it's closer to 2 or to 10?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Bigger than a bread box.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


Okay. And then just when you were answering somebody's question on early Spring reads and pre-orders, you noticeably left out Candie's. Is there something disappointing coming out of the shoe shows, expectations for Candie's for Spring, or is it on plan?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


No, I did not mention Candie's because it does not have an LY comp, but we are very confident in what Candie's is generating, and I would say that the response to the shoes has been very good. They had a healthy Spring. That is the best report card I can give. It should bode well for Spring '05.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


Is there anything that you're not seeing with Candie's from the department store channel? Are you getting the type of placements, the type of shoes you want there as an opening price point brand?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


I'm pleased -- if there is some room for improvement in Candie's, it's on the cost of goods side so that we can start seeing a more normalized gross margin contribution from that business. And that will come as we grow and have a little bit larger volume to place in lower wage rate countries and get some focus over there. But as far as the assortment that's being placed, we are pleased.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


What are the lead times like? Is Candie's a Chinese?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


It is not only Chinese. There is actually a small portion of Italy; there is China; there is a small portion of Brazil. It is what I'm saying; we need to get some focus there and move towards lower wage rate countries on a consistent basis, and that will happen as our volume grows.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


Should that come second half of '05, or not till '06?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


No, I would like to see it happen as we move into the second half of '05.


--------------------------------------------------------------------------------
Scott Krasik  - C.L. King - Analyst


Okay, thanks.


--------------------------------------------------------------------------------
Operator


Adam Comora of EnTrust Capital.


--------------------------------------------------------------------------------
Adam Comora  - EnTrust Capital - Analyst


I am curious what is a reasonable time frame for us to expect a decision on apparel and hopefully boosting some of that other royalty income?


--------------------------------------------------------------------------------
Jamie Karson  - Steven Madden - CEO & Vice Chairman


I'm sorry, Adam, did you say what is a reasonable time frame?


--------------------------------------------------------------------------------
Adam Comora  - EnTrust Capital - Analyst


Yes, I know that we've been looking at it for a while and it sounds like you've hired some advisers. What should we expect? What is a reasonable time frame when you should hopefully come to some sort of decision about how to handle apparel and some of those other licensing opportunities?


--------------------------------------------------------------------------------
Jamie Karson  - Steven Madden - CEO & Vice Chairman


Well, believe it or not, we are going to come on a call one day and say we have an apparel and a handbag deal. We are working on it every day. We are working on it. And it is hard to say exactly when the next deal is going to happen, but suffice to say that we recognize that we have to get it done as fast as possible.


--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
SHOO - Q3 2004 Steven Madden Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Adam Comora  - EnTrust Capital - Analyst


Okay, my other question is on Candie's. What is a reasonable ballpark figure for how big we think Candie's can get 1 year out, 3 years out, that kind of thing?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


I'm sorry, could you repeat that question?


--------------------------------------------------------------------------------
Adam Comora  - EnTrust Capital - Analyst


Yes, just the outlook for Candie's; what is a good ballpark revenue figure that we can look out at and hope to achieve in 1 year or 3 years?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


We're not going to disclose any forward-looking revenue calculations by division. We don't do it; we have never done it. We are working on our plans now, but they are internal and they are not for public disclosure.


--------------------------------------------------------------------------------
Adam Comora  - EnTrust Capital - Analyst


Do you have a sense for how big Candie's got sort of at its height?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


A sense for how big Candie's got at its height?


--------------------------------------------------------------------------------
Adam Comora  - EnTrust Capital - Analyst


Yes.


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


You mean before we acquired the license?


--------------------------------------------------------------------------------
Adam Comora  - EnTrust Capital - Analyst


Yes.


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Yes, we have a sense, but a sense of what it was in its former iteration doesn't really have any bearing on where we are taking that brand.


--------------------------------------------------------------------------------
Adam Comora  - EnTrust Capital - Analyst


Okay.


--------------------------------------------------------------------------------
Operator


Sam Pozer of Mosaic Research.


--------------------------------------------------------------------------------
Sam Pozer  - Mosaic Research - Analyst


Just where do you see the inventory levels at the end of the year?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


Sam, we are working on that now and we believe there is good work that needs to be done there. We see significant inventory needs to fuel our retail growth, but we think we can do better on our wholesale side in particular to bring inventories down from where they are certainly here, as the variance is too high relative to last year.


--------------------------------------------------------------------------------
Sam Pozer  - Mosaic Research - Analyst


So if we're looking at flat or so sales, would we see inventories in line with last year, or are they still going to be above, do you think?


--------------------------------------------------------------------------------
Richard Olicker  - Steven Madden - President & COO


I think they're likely to be above, but they're going to improve over where they are right now, from a variance perspective.


--------------------------------------------------------------------------------
Sam Pozer  - Mosaic Research - Analyst


Okay, great. Thanks.


--------------------------------------------------------------------------------
Operator


There are no further questions. Please continue with any closing remarks.


--------------------------------------------------------------------------------
Jamie Karson  - Steven Madden - CEO & Vice Chairman


Thank you for participating, and we look forward to speaking with you on the year-end call.


--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
SHOO - Q3 2004 Steven Madden Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Operator


Thank you. Ladies and gentlemen, this does conclude our conference call for today. You may all disconnect, and thank you for participating.





--------------------------------------------------------------------------------

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